Exhibit 21.1 SUBSIDIARIES OF KRYSTAL BIOTECH, INC. AS OF DECEMBER 31, 2020 Name Direct Parent Ownership Jurisdiction of Incorporation Krystal Australia Pty Ltd Krystal Biotech, Inc. 100% Australia Jeune, Inc. Krystal Biotech, Inc. 100% Delaware